                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A
                                AMENDMENT NO. 1


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 6, 1999



                                IFX Corporation
                                ---------------
            (Exact name of registrant as specified in its charter)



         DELAWARE                    0-15187                    36-3399452
         --------                    -------                    ----------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)



                                IFX Corporation
                          707 Skokie Blvd., 5th Floor
                          Northbrook, Illinois  60062
                    --------------------------------------
                   (Address of principal executive offices)



      Registrant's telephone number, including area code: (847) 412-9411

________________________________________________________________________________

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On October 6, 1999, IFX Corporation ("IFX"), through a wholly owned subsidiary, Unete.com do Brasil S/C Ltda., acquired all the issued and outstanding ownership interests (quotas) of Conex Brasil S.A., W3 Informatica Ltda, K3 Informatica Ltda, and Conex Canoas Ltda., referred to collectively herein as the "Conex Group", for aggregate consideration (including commissions) of approximately $5.15 million, of which approximately $1.72 million was paid or is payable in cash, approximately $3.27 million was paid or is payable by issuing shares of the Company's common stock and assuming liabilities in the approximate amount of $0.16 million. The purchase was determined through arms' length negotiations with the sellers of the Conex Group, which are unrelated third parties with respect to the Company. On October 8, 1999, IFX Corporation issued a press release announcing the consummation of this transaction. The governing transaction documents are drafted in the Portuguese language and fair and accurate English translation of the originally executed Share Purchase Agreement has been filed with the SEC.

        In accordance with Rule 3-05 of Regulation S-X, the financial statements of the Conex Group, a significant subsidiary, are being filed herewith.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statement of Business Acquired.

        The financial statements of the Conex Group required by this item are contained in the financial statements and footnotes thereto listed in the Index on page 3 herein and are incorporated by reference herein.

(b)  Pro Forma Financial Information.

        The pro forma financial information required by this item is contained in the financial statements and footnotes thereto listed in the Index on page 3 and is incorporated by reference herein.


_______________________________________________________________________________

INDEX TO FINANCIAL STATEMENTS


THE CONEX GROUP.


Report of Independent Auditors.............................................  4

Financial Statements

Combined Balance Sheets....................................................  5

Combined Statements of Income..............................................  6

Combined Statements of Stockholders' Equity................................  7

Combined Statements of Changes in Financial Position.......................  8

Notes to Financial Statements..............................................  9


PRO-FORMA DATA FOR IFX CORPORATION AND THE CONEX GROUP


Unaudited Pro Forma Financial Information.................................. 14

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999.... 15

Notes to Unaudited Pro Forma Consolidated Balance Sheet.................... 16

Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 1999 and for the three months ended September 30, 1999.... 17

Notes to Unaudited Pro Forma Consolidated Statements of Operations......... 19

_______________________________________________________________________________

A free translation from Portuguese into English of Report of Independent Auditors on financial statements expressed in Brazilian currency and prepared in conformity with the accounting practices originating in Brazil's Corporation Law.
________________________________________________________________________________

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Directors and Stockholders
Conex Brasil S.A.
Conex Canoas Ltda.
K3 Informatica Ltda.
W3 Informatica Ltda.

     We have audited the accompanying combined balance sheet of the companies listed in Note 2 as of June 30, 1999, and the related combined statements of income, stockholders' equity and changes in financial position for the year then ended, expressed in Brazilian currency and prepared on the basis described in
Note 2. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the companies listed in Note 2 at June 30, 1999 and the combined results of their operations, changes in their stockholders' equity and changes in their financial position for the year then ended, in accordance with the accounting practices originating in Brazil's Corporation Law.


Porto Alegre, November 30, 1999


Ernst & Young
Auditores Independentes S.C.
CRC 2SP15199/O-6/S/RS


Arnaldo C. Kurayama
Accountant CRC 1SP101151/S/RS

_______________________________________________________________________________

                               CONEX BRASIL S.A.
                              CONEX CANOAS LTDA.
                             K3 INFORMATICA LTDA.
                             W3 INFORMATICA LTDA.


                            COMBINED BALANCE SHEETS
                             (In Brazilian Reales)


                                                                                   Unaudited
                                                                                   ---------
                                                                                  September 30,
                                                                           ---------------------------
                                              June 30, 1999                1999                   1998
                                              -------------                ----                   ----
Assets
Current assets:
  Cash and cash equivalents                      170,664                  204,925                378,440
  Accounts receivable                            278,636                  347,673                241,903
   Recoverable taxes                               5,627                    4,750                  4,150
   Inventories                                     7,864                    9,637                 12,783
   Vehicles for sale                              33,154                   33,154                      -
   Other assets                                    8,092                    8,624                  1,080
                                                 -------                  -------                -------
Total current assets                             504,037                  608,763                638,356

Non-current Assets:
   Tax credits                                     1,262                        -                    392
   Due from stockholders                          62,100                   62,100                      -
   Loans to stockholders                           3,800                    3,800                  2,000
                                                 -------                  -------                  -----
                                                  67,162                   65,900                  2,392

Permanent assets:
   Investments                                     6,147                    6,147                  6,147
   Equipment and office installations            702,081                  747,338                483,271
   Accumulated depreciation                     (249,698)                (292,764)              (157,964)
                                               ---------                ---------                -------
                                                 458,530                  460,721                331,454

                                               ---------                ---------               --------
 Total assets                                  1,029,729                1,135,384                972,202
                                               =========                =========               ========


Liabilities and stockholders' equity
Current liabilities:
   Accounts payable and accrued expenses         246,961                  248,942                 99,474
   Provision for income taxes                      9,314                   11,797                 43,840
   Due to banks                                    4,909                    3,272                     59
                                                 -------                  -------                -------
Total current liabilities                        261,184                  264,011                143,373

Non-current notes payable                          1,000                        -                  1,000

Stockholders' equity:
   Capital                                       145,000                  145,000                145,000
   Capital reserve                               108,000                  108,000                108,000
   Income reserve                                 25,848                   25,848                 13,547
   Retained earnings                             488,697                  592,525                561,282
                                               ---------                ---------               --------
                                                 767,545                  871,373                827,829

                                               ---------                ---------               --------
 Total liabilities and stockholders' equity    1,029,729                1,135,384                972,202
                                               =========                =========               ========

See accompanying notes.

_______________________________________________________________________________

                               CONEX BRASIL S.A.
                              CONEX CANOAS LTDA.
                             K3 INFORMATICA LTDA.
                             W3 INFORMATICA LTDA.

                         COMBINED STATEMENTS OF INCOME
                             (In Brazilian Reales)

                                                                                        Unaudited
                                                                             --------------------------------
                                               Year ended                    Three months ended September 30,
                                                                             --------------------------------
                                              June 30, 1999                    1999                    1998
                                              -------------                  --------               ---------
Revenues:
   Dial Up                                        2,169,983                   579,159                 494,556
   Dedicated                                        228,182                    85,980                  46,163
   Hosting and design web services                  244,719                    78,745                  60,262
   Other                                            308,947                   114,497                  80,353
                                                  ---------                   -------                 -------
Total revenues                                    2,951,831                   858,381                 681,334
Sales Taxes                                        (243,410)                  (52,754)                (51,030)
                                                  ---------                   -------                 -------
Net Sales                                         2,708,421                   805,627                 630,304

Cost and expenses:
   Cost of revenues                                (366,005)                 (141,012)                (89,327)
   General and administrative                    (1,647,824)                 (481,766)               (306,050)
   Depreciation                                    (124,107)                  (43,067)                (26,739)
                                                  ---------                   -------                 -------
Total operating expenses                         (2,137,936)                 (665,845)               (422,116)

                                                  ---------                   -------                 -------
Operating income                                    570,485                   139,782                 208,188

Other income (expense):
   Financial expenses, net                          (20,455)                   (9,212)                 (3,928)
   Other income, net                                 14,066                     7,807                  15,575
                                                  ---------                   -------                 -------
Total other income (expense)                         (6,389)                   (1,405)                 11,647

                                                  ---------                   -------                 -------
Income before income taxes                          564,096                   138,377                 219,835

Provision for income taxes                          (78,989)                   (8,973)                (35,886)

                                                  ---------                   -------                 -------
Net income                                          485,107                   129,404                 183,949
                                                  =========                   =======                 =======

See accompanying notes.

________________________________________________________________________________

                               CONEX BRASIL S.A.
                              CONEX CANOAS LTDA.
                             K3 INFORMATICA LTDA.
                             W3 INFORMATICA LTDA.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (In Brazilian Reales)

                                                        Capital         Income        Retained
                                       Capital          reserve         reserve       earnings          Total
                                       -----------------------------------------------------------------------
Balance at June 30, 1998               129,000          108,000          13,547        412,616         663,163
Capital increase                        16,000                -               -              -          16,000
Net income                                   -                -               -        485,107         485,107
Appropriation to legal reserve               -                -          12,301        (12,301)              -
Dividend payments                            -                -               -       (396,725)       (396,725)
                                       -----------------------------------------------------------------------
Balance at June 30, 1999               145,000          108,000          25,848        488,697         767,545
                                       =======================================================================

                                                        Capital         Income        Retained
                                       Capital          reserve         reserve       earnings          Total
                                       -----------------------------------------------------------------------
Unaudited
Balance at June 30, 1999               145,000          108,000          25,848        488,697         767,545
Net income                                   -                -               -        129,404         129,404
Dividend payments                            -                -               -        (25,576)        (25,576)
                                       -----------------------------------------------------------------------
Balance at September 30, 1999          145,000          108,000          25,848        592,525         871,373
                                       =======================================================================

                                                        Capital         Income        Retained
                                       Capital          reserve         reserve       earnings          Total
                                       -----------------------------------------------------------------------
Unaudited
Balance at June 30, 1998               129,000          108,000          13,547        412,616         663,163
Capital increase                        16,000                -               -              -          16,000
Net income                                   -                -               -        183,949         183,949
Dividend payments                            -                -               -        (35,283)        (35,283)
                                       -----------------------------------------------------------------------
Balance at September 30, 1998          145,000          108,000          13,547        561,282         827,829
                                       =======================================================================

See accompanying notes.

________________________________________________________________________________

                               CONEX BRASIL S.A.
                              CONEX CANOAS LTDA.
                             K3 INFORMATICA LTDA.
                             W3 INFORMATICA LTDA.

             COMBINED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                             (In Brazilian Reales)

                                                                                               Unaudited
                                                                               ---------------------------------------
                                                          Year ended              Three months ended September 30,
                                                                               ---------------------------------------
                                                        June 30, 1999               1999                      1998
                                                     ----------------------    --------------          ---------------
SOURCES OF WORKING CAPITAL
From operations:
   Net income                                              485,107                129,404                   183,949
   Items not affecting working capital:
      Depreciation                                         124,107                 43,067                    26,739
      Book value of fixed asset disposals                    2,692                      -                         -
      Provision for loss on vehicles for sale               31,391                  4,325                         -
                                                     -------------             ----------              ------------
Total sources from operations                              643,297                176,796                   210,688

From third parties:
   Decrease in non-current assets                                -                  1,262                         -
   Capital increase                                         16,000                      -                    16,000
   Increase (decrease) in non-current liabilities          (16,000)                (1,000)                  (16,000)
                                                     -------------             ----------              ------------
Total sources from third parties                                 -                    262                         -

                                                     -------------             ----------              ------------
Total sources                                              643,297                177,058                   210,688

APPLICATIONS OF WORKING CAPITAL
   Increase (decrease) in noncurrent assets                 64,394                      -                      (378)
   Increase in equipment and office installations          328,212                 49,583                    69,688
   Dividend payments                                       396,725                 25,576                    35,283
                                                     -------------             ----------              ------------
Total applications                                         789,331                 75,159                   104,593

                                                     -------------             ----------              ------------
Increase (decrease) in working capital                    (146,034)               101,899                   106,095
                                                     =============             ==========              ============

VARIATION OF WORKING CAPITAL
Current assets:
   At end of period                                        504,037                608,763                   638,356
   At beginning of period                                  568,229                517,605                   568,229
                                                     -------------             ----------              ------------
                                                           (64,192)                91,158                    70,127
Current liabilities:
   At end of period                                        261,184                264,011                   143,373
   At beginning of period                                  179,342                274,752                   179,341
                                                     -------------             ----------              ------------
                                                            81,842                (10,741)                  (35,968)

                                                     -------------             ----------              ------------
Increase (decrease) in working capital                    (146,034)               101,899                   106,095
                                                     =============             ==========              ============

See accompanying notes.
_______________________________________________________________________________

                               Conex Brasil S.A.
                              Conex Canoas Ltda.
                             K3 Informatica Ltda.
                             W3 Informatica Ltda.

                    NOTES TO COMBINED FINANCIAL STATEMENTS
     June 30, 1999 (audited), and September 30, 1999 and 1998 (unaudited)
                             (In Brazilian Reales)


1. Description of Business

   The Companies have as their main objective the rendering of services in the information technology and communications segments, consisting of consulting, design and development of systems and games, Internet connections, Intranet - use of Internet within companies, design, maintenance and hosting of home pages, on-line sales, means of access to World Wide Web, electronic mail and data processing for third parties.


2. Basis of Preparation and Presentation of Financial Statements

   In order to meet the requirements of the Securities and Exchange Commission
   (SEC) of the United States as to the presentation of the financial statements of the businesses being acquired, the financial statements were prepared combining those of Conex Brasil S.A., Conex Canoas Ltda., W3 Informatica Ltda. and K3 Informatica Ltda. for the year ended June 30, 1999, the unaudited three months ended September 30, 1999 and 1998, in accordance with the provisions of Brazil's Corporation Law.

   The financial statements reflect the accounting balances, supplemented by the following adjustments made in the combined financial statements:

                                                                      Net income
                                                         -------------------------------------
                                                                              Unaudited
                                                                      ------------------------
                                                           Year ended    Three months ended
                                                                      ------------------------
                                                             6/30/99      9/30/99     9/30/98
                                                         -------------------------------------
Combined accounting balances                                  439,634       66,226     158,408

Cash adjustment (cash count vs. accounting records)            (5,195)       7,506       2,311
Invoicing by the accrual method                                43,753       61,609     (10,294)
Depreciation                                                   12,587      (13,787)     (6,385)
Dividend payments recorded in operating results                13,254            -      13,254
Services rendered by independent contractors                   (1,228)      (4,956)     (2,604)
Reversal of fixed asset items recorded as expense              44,105        2,841           -
Accrual for vacations                                           4,827       (1,232)      4,460
Accrual for 13th monthly salary                                 2,414       (1,249)      2,155
Provision for social security on vacations and
   13th monthly salary                                          3,427          190       2,287
Non-provision for advertising expenses                              -       (1,989)          -
Provision for losses on vehicles for sale                     (31,391)      (4,325)          -
Provision for tax contingencies                                (8,178)       2,990       3,983
ICMS (state VAT tax) payable                                   (3,255)       3,255      (3,255)
Provision for payment of royalties                             (3,618)       3,388      (2,370)
Credits from blocked credit cards                               6,035         (622)      7,810
Moraes & Kirchoff Advogados - legal advisory services          (3,896)       1,205           -
Compensable income tax                                         (3,166)        (674)     (3,844)
Goods in possession of third parties                                -            -           -
Zigmundo & Cia. Ltda. - outsourced accounting services         (2,204)         (14)          -
Koliver Co. LLC - advisory services for
   sale of the companies                                      (18,965)       8,078           -
Provision for meal tickets                                          -       (4,275)          -
Provision for social charges on 1997 and 1999
    employees participation                                     5,723       (2,619)      6,357
COFINS (a social tax) payable                                  (5,388)       2,564           -
Social contribution tax due in prior years                      4,759          870       5,634
Income tax due in prior years                                   4,027          794       4,825
ISSQN (service tax) payable                                    (8,364)       5,766        (393)
Provision for social contribution tax                          (4,436)       2,379      (3,566)
Provision for income tax                                       (6,512)       5,334      (9,408)
Salaries payable - trainees                                      (982)       1,901        (153)
Social charges on indirect salaries                            (1,813)       4,259       3,186
Real estate and condominium payable                            (2,909)           -           -
Deferred social contribution tax                                6,186       (7,961)      4,167
Deferred income tax                                             9,501       (8,725)      7,605
Communication toll - Embratel                                  (2,411)       5,543       3,435
Provision for telephone payment - CRT                          (1,214)      (4,866)     (3,656)
                                                            ---------      -------     -------
                                                              485,107      129,404     183,949
                                                            =========      =======     =======

                                                                              Stockholders'equity
                                                       ------------------------------------------------------------------
                                                                                                     Unaudited
                                                                                            -----------------------------
                                                          Year ended          Year ended         Three months ended
                                                                            --------------  -----------------------------
                                                            6/30/99             6/30/98         9/30/99        9/30/98
                                                       ----------------     --------------  -------------   -------------
Combined accounting balances                                  620,607          561,697           661,257       700,823

Cash adjustment (cash count vs. accounting records)            (7,506)          (2,311)                -             -
Invoicing by the accrual method                               250,113          206,360           311,722       196,066
Depreciation                                                    1,821          (10,766)          (11,966)      (17,151)
Dividend payments recorded in operating results                     -          (13,254)                -             -
Services rendered by independent contractors                   (3,469)          (2,241)           (8,425)       (4,845)
Reversal of fixed asset items recorded as expense              44,105                -            46,946             -
Accrual for vacations                                          (3,777)          (8,604)           (5,009)       (4,144)
Accrual for 13th monthly salary                                (2,324)          (4,738)           (3,573)       (2,583)
Provision for social security on vacations and
   13th monthly salary                                           (283)          (3,709)                            (93)
Non-provision for advertising expenses                              -                -            (1,989)            -
Provision for losses on vehicles for sale                     (31,391)               -           (35,716)            -
Provision for tax contingencies                               (13,458)          (5,280)          (10,468)       (1,297)
ICMS (state VAT tax) payable                                   (3,255)               -                 -        (3,255)
Provision for payment of royalties                             (4,432)            (814)           (1,044)       (3,184)
Credits from blocked credit cards                              (6,290)         (12,325)           (6,912)       (4,515)
Moraes & Kirchoff Advogados - legal advisory services          (3,896)               -            (2,691)            -
Compensable income tax                                            820            3,986               146           142
Goods in possession of third parties                           (1,710)          (1,710)           (1,710)       (1,710)
Zigmundo & Cia. Ltda. - outsourced accounting services         (2,204)               -            (2,218)            -
Koliver Co. LLC - advisory services for
   sale of the companies                                      (18,965)               -           (10,887)            -
Provision for meal tickets                                          -                -            (4,275)            -
Provision for social charges on 1997 and 1999
    employees participation                                      (849)          (6,572)           (3,468)         (215)
COFINS (a social tax) payable                                  (5,388)               -            (2,824)            -
Social contribution tax due in prior years                     (1,059)          (5,818)             (189)         (184)
Income tax due in prior years                                    (966)          (4,993)             (172)         (168)
ISSQN (service tax) payable                                   (10,396)          (2,032)           (4,630)       (2,425)
Provision for social contribution tax                          (2,379)           2,057                 -        (1,509)
Provision for income tax                                       (1,706)           4,806             3,628        (4,602)
Salaries payable - trainees                                    (5,901)          (4,919)           (4,000)       (5,072)
Social charges on indirect salaries                            (6,489)          (4,676)           (2,230)       (1,490)
Real estate and condominium payable                            (2,909)               -            (2,909)            -
Deferred social contribution tax                                1,106           (5,080)           (6,855)         (913)
Deferred income tax                                               156           (9,345)           (8,569)       (1,740)
Communication toll - Embratel                                  (7,517)          (5,106)           (1,974)       (1,671)
Provision for telephone payment - CRT                          (2,664)          (1,450)           (7,530)       (5,106)
                                                              -------          -------          --------      --------
                                                              767,545          663,163           871,373       827,829
                                                              =======          =======          ========      ========


_______________________________________________________________________________

3. Summary of Principal Accounting Practices and Criteria for Preparation of Combined Financial Statements

     Following are the principal accounting practices used in the preparation of the combined financial statements:

     a.   Operating results

          Operating results are recognized on the accrual basis.

          The Companies normally bill their customers in the month subsequent to that in which the services are rendered, i.e., on the cash basis, except for sale of dedicated lines, which are recorded on the accrual basis. To adjust the revenue to the accrual method, all amounts invoiced in a certain month, were brought back one month.

          Revenues are categorized into four segments: dial up, dedicated lines, hosting and design web services, and all other which include domain registration, home service and royalties. The revenue split was determined to be the ideal presentation for the combined statements of income.

          The Companies recognize most expenses in the period in which they are incurred. If the Companies did not recognize an expense in the period in which it was incurred, an adjustment was made to reflect only expenses related to the period.

          Expenses are split into three categories:

          I.   Cost of Revenues:

          Refers to costs of connections to the Internet. In this case, a reclassification entry was made to cost of revenues since the expenses were booked as administrative expenses.

          II.  General and Administrative:

          Refers to all salaries, rent expenses, and any other expenses.
               Adjustments were made to this account to obtain a total based on the accrual method.

          III. Depreciation expense:

          Was reclassified from administrative expense, as originally recorded in the Companies' statutory accounting records, to depreciation expense.

     b.   Marketable securities

          Are stated at cost plus earnings to the balance sheet date, not exceeding market value.

          The Companies consider all high liquidity investments with a maturity of three months or less when purchased to be cash equivalents.

     c.   Allowance for doubtful accounts

          The Companies' risk of loss is limited due to their ability to terminate access by delinquent accounts. Since the Companies operate on a cash basis, they did not carry receivable balances. However, adjustments were made to the accrual method to reflect the services rendered in the last month of the year end or three-month period, but billed in the month following the end of the year or three-month period. An allowance for doubtful accounts was not deemed necessary.

          Sales not collected 15 days after invoiced are written off as bad debt expense and the services to the customer are interrupted.

     d.   Inventories

          Inventory of goods for resale is stated at average acquisition cost, not exceeding market value.

     e.   Investments

          Investments are shown at acquisition cost, not exceeding market value.

     f.   Equipment and office installations

________________________________________________________________________________

          Equipment and office installations are stated at cost. Depreciation is computed principally by the straight-line method.

     g.   Current and non-current liabilities

          Are shown at known or computable amounts plus corresponding charges to the balance sheet date, when applicable.

     h.   Provision for income and social contribution taxes

          For Conex Brasil S.A., the provision for income tax was calculated at the rate of 15% on taxable income plus a surtax of 10% on the amount exceeding R$ 240,000, while the provision for social contribution tax was calculated at the rate of 12% on income adjusted in accordance with the governing legislation. The tax anticipations are recorded as recoverable taxes up to the filing of the annual income tax return.

          Conex Canoas Ltda., W3 Informatica Ltda. and K3 Informatica Ltda. are under the simplified tax system with monthly tax payments based on a percentage of gross revenues.

     i.   Sales taxes

          Sales taxes on services rendered are calculated on billing at the following rates:

          Conex Brasil S.A. - City of Porto Alegre                    5 %
          Conex Canoas Ltda. - City of Canoas                         3 %
          K3 Informatica Ltda. - City of Santa Maria                  4 %
          W3 Informatica Ltda. - City of Novo Hamburgo               exempt


     j.   Leasing of vehicles

          The monthly lease payments are recorded as expenses on the cash basis, the guaranteed residual values are recorded in current assets due to the intention to sell the leased vehicles.

     k.   Combined financial statements

          The combined financial statements include the financial statements of Conex Brasil S.A., Conex Canoas Ltda., W3 Informatica Ltda. and K3 Informatica Ltda. The financial statements have been prepared to present the Companies' financial position and results of operations on a stand-alone basis.

          The combination process of the financial statements excluded income and expenses related to royalties charged to and collected from the other companies by Conex Brasil S.A.

     l.   Quarterly information

          The balance sheets, as of September 30, 1999 and September 30, 1998, and the related statements of income, stockholders' equity and changes in financial position for the three months then ended are unaudited and have been prepared by management in accordance with the accounting practices originating in Brazil's Corporation Law.



4.   Inventories

                                                                                                     Unaudited
                                                                                         -------------------------------------
                                                                                                  September 30,
                                                                                         -------------------------------------
                                                                       June 30, 1999          1999              1998
                                                                     ---------------------------------------------------------
          Goods for resale                                                       155           1,928              8,748
          Goods in demonstration                                               7,649           7,649              3,975
          Goods in consignment                                                    60              60                 60
                                                                     ---------------------------------------------------------
          Total                                                                7,864           9,637             12,783
                                                                     =========================================================


________________________________________________________________________________

5.   Other Assets

                                                                                                     Unaudited
                                                                                         ----------------------------------
                                                                                                    September 30,
                                                                                         ----------------------------------
                                                                          June 30, 1999         1999             1998
                                                                    -------------------------------------------------------
          Advances to employees                                                  387               690             146
          Advances to suppliers                                                6,403             6,943             515
          Advances for judicial processes                                        419               419             419
          Collectable checks                                                     196               543               -
          Prepaid expenses                                                       687                29               -
                                                                    -------------------------------------------------------
                                                                               8,092             8,624           1,080
                                                                    =======================================================


6.   Due from Stockholders

     The amount of R$ 62,100 refers to a payment made by Conex Brasil S.A. on behalf of its stockholders Daniel Francisco Sachet, Fernando Miguel de Alava Soto and Rodrigo de Losina Silva. The respective stockholders acquired 3,000 common shares issued by the company from Dinamerico Schwingel. There is no incidence of financial charges nor stipulated maturity date.


7.   Equipment and Office Installations

                                                                                                               Unaudited
                                                                                                       -------------------------
                                                                        Annual rates                         September 30,
                                                                      of depreciation     June 30, 1999     1999       1998
                                                                    ------------------ -----------------------------------------
          Equipment and office installations                                  10%                77,302     79,618     67,589
          Information technology equipment and software                   20% and 40%           624,779    667,720    415,682
                                                                                       -----------------------------------------
                                                                                                702,081    747,338    483,271
          Accumulated depreciation                                                             (249,698)  (292,764)  (157,964)
                                                                                       -----------------------------------------
                                                                                                452,383    454,574    325,307
                                                                                       =========================================


8.   Accounts Payable and Accrued Expenses


                                                                                                  Unaudited
                                                                                        -----------------------------------
                                                                                                September 30,
                                                                                        -----------------------------------
                                                                        June 30, 1999       1999            1998
                                                                    -------------------------------------------------------

          Suppliers                                                           42,816          60,614         20,300
          Tax obligations                                                     53,327          49,199         20,723
          Social charges                                                      47,266          48,530         19,823
          Salaries payable                                                    34,535          24,768         23,179
          Other accounts payable                                              69,017          65,831         15,449
                                                                    -------------------------------------------------------
                                                                             246,961         248,942         99,474
                                                                    =======================================================


9.   Notes Payable

     Refers to a loan to a quotaholder, without interest charge. The loan was repaid on July 30, 1999.


10.  Vehicles for sale - Leasing

     W3 Informatica Ltda. has a leasing agreement for three vehicles, as follows:

          Lessor                                   Alfa Arrendamento Mercantil S.A.
          Value of leased assets                   108,900
          Installments paid in 1998                  5,774
          Installments paid in 1999                 14,416 (6/30/99) and 8,650 (9/30/99)
          Residual value paid in 1998                2,887
          Residual value paid in 1999                7,208 (6/30/99) and 4,325 (9/30/99)
          Balance not yet due                       49,015 (6/30/99) and 40,365 (9/30/99)
          Total contract value                     123,734
          Final maturity date of contract          November 3, 2000

________________________________________________________________________________

     As per contractual clause, the amount of R$ 54,450 was paid in cash, corresponding to 50% of the value of the vehicles. The guaranteed residual value established in the contract is being anticipated monthly at 50% of each installment. At June 30, 1999 and September 30, 1999, the amounts paid totaled R$ 10,095 and R$ 4,325, respectively. The amount paid in cash (R$ 54,450) and the guaranteed residual value paid (R$ 10,095 at 6/30/99 and R$ 14,420 at 9/30/99) were recorded as vehicles for sale in current assets, deducted from the provision for loss of R$ 31,391 (6/30/99) and R$ 35,716 (9/30/99), since the vehicles were sold for R$ 33,154 on November 24, 1999 to the former quotaholders. The outstanding balance of the leasing contract of R$ 33,154 was liquidated by the Company on October 27, 1999.


11.  Labor Contingency

     Conex Canoas Ltda. has a labor claim filed against it. A provision of R$ 1,200 was made, representing management expectation of the loss.


12.  Capital and Dividends

     a.   Capital

          Subscribed and paid-in capital at June 30, 1999 (audited), September 30, 1999 and 1998 (unaudited) is as follows:

                                                     Shares/Quotas                                      Par value
                                          ------------------------------------------------------------------------------------
                                                                   Unaudited                           Unaudited
                                                                ----------------                   ------------------
                                                June 30,          September 30,       June 30,        September 30,
          Company                                 1999         1999         1998       1999       1999          1998
          --------------------------------------------------------------------------------------------------------------------

          Conex Brasil S.A.                       60,000       60,000      60,000       (1)         (1)         (1)
          Conex Canoas Ltda.                         200          200         200      100.00      100.00      100.00
          W3 Informatica Ltda.                    10,000       10,000      10,000        3.90        3.90        3.90
          K3 Informatica Ltda.                       260          260         260      100.00      100.00      100.00

          (1) without par value.

     b.   Dividends

          As per Conex Brasil S.A.'s articles of incorporation shareholders are entitled to an annual obligatory dividend of 25% of net income after the appropriation of the amount for the legal reserve. The annual net income of Conex Canoas Ltda., W3 Informatica Ltda. and K3 Informatica Ltda. is distributed to quotaholders in proportion to their capital participation or could be retained for capital increase.

          For the year ended June 30, 1999 (audited) and three-month periods ended September 30, 1999 and 1998 (unaudited) the following amounts were distributed to quotaholders/shareholders as dividend:

                                                                                                    Unaudited
                                                                                     ---------------------------------------
                                                                                                   September 30,
                                                                                     ---------------------------------------
          Company                                            June 30, 1999                  1999                      1998
         -------------------------------------------------------------------------------------------------------------------
          Conex Brazil S.A                                       293,607                         -                         -
          W3 Informatica Ltda.                                   103,118                    25,576                    35,283
                                                          ------------------------------------------------------------------
                                                                 396,725                    25,576                    35,283
                                                          ==================================================================


13.  Subsequent Event

     a.   On October 6, 1999, the companies Unete.com do Brasil S/C Ltda.
          and ENI Brazilian Holdings, Inc. acquired the total shares and quotas of Conex Brasil S.A., Conex Canoas Ltda., W3 Informatica Ltda. and K3 Informatica Ltda.

     b. As a consequence of the matter mentioned above, the companies Conex Canoas Ltda., W3 Informatica Ltda. and K3 Informatica Ltda. lost their option of paying their federal taxes under the simplified tax system mentioned in paragraphs VI and X of article 9 of Law No. 9,317/96. As stated in article 13 of that law, the new taxation regimen will be the so-called "assumed income" or "taxable income", as from the month subsequent to the event, i.e. as from November 1999.

________________________________________________________________________________

UNAUDITED PRO FORMA FINANCIAL DATA

     The following pro forma consolidated balance sheet as of September 30, 1999 was prepared assuming the acquisition had been consummated on September 30, 1999. The consolidated statements of operations for the year ended June 30, 1999, and for the three months ended September 30, 1999 are, as if the acquisition of the Conex Group had occurred on July 1, 1998 and July 1, 1999, respectively.

     Each of the acquisitions of the Conex Group companies has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the respective dates of acquisition.

     The pro forma financial information does not purport to represent what the Company's consolidated results of operations would have been if the acquisition had in fact occurred on these dates, nor does it purport to indicate the future consolidated financial position or future consolidated results of operations of the Company. The pro forma adjustments are based on currently available information, certain assumptions that management believes are reasonable, the translation from the Brazilian Reales to the United States Dollars, and the translation from Brazilian GAAP to US GAAP.

________________________________________________________________________________

                       IFX CORPORATION AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1999
                                (In US Dollars)

-------------------------------------------------------------------------------------------------------------------------------
                                                           IFX CORP.     CONEX GROUP                ADJUSTMENTS     TOTAL
                                                              (1)            (2)       SUBTOTAL         (3)          (4)
-------------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
 Cash and cash equivalents.............................   $ 7,535,800     $ 106,700   $ 7,642,500   $ (762,500)  $ 6,880,000
 Receivables, net of allowance for
    doubtful accounts..................................       672,900       181,000       853,900            -       853,900
 Net assets of discontinued operations.................       637,900             -       637,900            -       637,900
                                                          -----------    ----------    ----------    ---------    ----------
    Total current assets...............................     8,846,600       287,700     9,134,300     (762,500)    8,371,800

PROPERTY AND EQUIPMENT:
 Equipment, furniture and leasehold
    improvements.......................................     4,019,200       389,100     4,408,300            -     4,408,300
 Assets under capital lease............................     2,855,700        18,900     2,874,600            -     2,874,600
 Less: accumulated depreciation and
     amortization......................................      (908,700)     (154,100)   (1,062,800)           -    (1,062,800)
                                                          -----------    ----------    ----------    ---------    ----------
   Total property and equipment, net...................     5,966,200       253,900     6,220,100            -     6,220,100

OTHER ASSETS:
 Acquired customer base, net...........................     8,135,800             -     8,135,800    4,557,100    12,692,900
 Investment in Yupi Internet Inc.......................     3,113,500             -     3,113,500            -     3,113,500
 Investments in and advances to affiliated
  partnerships.........................................       233,200             -       233,200            -       233,200
 Notes receivable......................................       615,000        34,300       649,300            -       649,300
 Deferred income taxes.................................       876,400         2,500       878,900            -       878,900
 Other assets..........................................     1,427,900        12,700     1,440,600            -     1,440,600
                                                          -----------    ----------    ----------    ---------    ----------
    Total other assets.................................    14,401,800        49,500    14,451,300    4,557,100    19,008,400
                                                          -----------    ----------    ----------    ---------    ----------
TOTAL ASSETS...........................................    29,214,600       591,100    29,805,700    3,794,600    33,600,300
                                                          ===========    ==========    ==========    =========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable and accrued expenses.................   $ 7,640,000       131,300     7,771,300            -     7,771,300
 Capital lease obligation..............................       114,800        21,000       135,800            -       135,800
 Liability on Conex Acquisition........................             -             -             -      960,400       960,400
 Income Taxes Payable..................................             -         6,100         6,100            -         6,100
    Total current liabilities..........................   -----------    ----------    ----------    ---------    ----------
                                                            7,754,800       158,400     7,913,200      960,400     8,873,600
LONG-TERM LIABILITIES:
 Notes payable.........................................       496,400             -       496,400            -       496,400
 Capital lease obligation..............................     2,740,800             -     2,740,800            -     2,740,800
                                                          -----------    ----------    ----------    ---------    ----------
    Total long-term liabilities........................     3,237,200             -     3,237,200            -     3,237,200
                                                          -----------    ----------    ----------    ---------    ----------
TOTAL LIABILITIES......................................    10,992,000       158,400    11,150,400      960,400    12,110,800
                                                          -----------    ----------    ----------    ---------    ----------
STOCKHOLDERS' EQUITY:
 Common stock..........................................       168,800       122,200       291,000     (119,200)      171,800
 Paid-in capital.......................................    17,289,700             -    17,289,700    3,263,900    20,553,600
 Retained earnings.....................................     1,128,000       530,300     1,658,300     (530,300)    1,128,000
 Accumulated other comprehensive income................         5,900      (219,800)     (213,900)     219,800         5,900
 Deferred compensation.................................      (369,800)            -      (369,800)           -      (369,800)
                                                          -----------    ----------    ----------    ---------    ----------
TOTAL STOCKHOLDERS' EQUITY.............................    18,222,600       432,700    18,655,300    2,834,200    21,489,500
                                                          -----------    ----------    ----------    ---------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY...............................................    29,214,600       591,100    29,805,700    3,794,600    33,600,300
                                                          ===========    ==========    ==========    =========    ==========
-------------------------------------------------------------------------------------------------------------------------------

     1. Reflects the unaudited consolidated financial position of IFX Corporation and Subsidiaries as of September 30, 1999, previously presented on the Form 10-Q.
     2. Reflects the unaudited financial position of the Conex Group as of September 30, 1999.
     3. See Notes to Unaudited Pro Forma Consolidated Balance Sheet (Note 2 - Pro Forma Adjustments).
     4. Reflects the consolidated financial position of the Company, on a pro forma basis, assuming the acquisition of the Conex Group had been consummated on September 30, 1999.

________________________________________________________________________________

                       IFX CORPORATION AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           As of September 30, 1999


NOTE 1 - BASIS OF PRESENTATION

         Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Balance Sheet provide a reasonable basis for presenting all of the significant effects of the acquisitions of the Conex Group, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Balance Sheet.


NOTE 2 - PRO FORMA ADJUSTMENTS

         Reflects the acquisitions of the Conex Group including (i) $762,500 cash paid at closing, (ii) a liability to Conex Shareholders and other non-related parties of $960,400 that will be paid in cash, (iii) a $4,557,100 adjustment for the Acquired Customer Base with a three year useful life,
(iv) the effect on equity due to the issuance of approximately 150,007 shares in connection with the acquisition of the Conex Group and payments to other non-related third parties, and (v) the elimination of the equity accounts of the Conex Group.

________________________________________________________________________________

                       IFX CORPORATION AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           YEAR ENDED JUNE 30, 1999
                                 (US Dollars)

-----------------------------------------------------------------------------------------------------------------------
                                                   IFX CORP.     CONEX GROUP    SUBTOTAL     ADJUSTMENTS      TOTAL
                                                      (1)            (2)                         (3)           (4)
-----------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
Revenues:
 Dial Up........................................   $   616,300    $1,546,000   $ 2,162,300             -   $ 2,162,300
 Dedicated......................................        83,500       162,600       246,100             -       246,100
 Web hosting and design services................        25,500       174,300       199,800             -       199,800
 Other..........................................             -        46,700        46,700             -        46,700
                                                   -----------    ----------    ----------    ----------    ----------
 Total revenues. ...............................       725,300     1,929,600     2,654,900             -     2,654,900

Cost and expenses:
 Cost of revenues...............................       445,500       260,800       706,300             -       706,300
 General and administrative.....................     2,978,400     1,174,000     4,152,400             -     4,152,400
 Depreciation and amortization..................       232,400        88,300       320,700     1,519,000     1,839,700
                                                   -----------    ----------    ----------    ----------    ----------
 Total operating expenses.......................     3,656,300     1,523,100     5,179,400     1,519,000     6,698,400
                                                   -----------    ----------    ----------    ----------    ----------
Operating income/(loss) from
   continuing operations........................    (2,931,000)      406,500    (2,524,500)   (1,519,000)   (4,043,500)

Other Income (Expense):
 Interest income / (expense)....................       376,100       (14,600)      361,500             -       361,500
 Loss on operations
   of equity investee...........................      (107,700)            -      (107,700)            -      (107,700)
 Other..........................................       136,200        10,000       146,200             -       146,200
                                                   -----------    ----------    ----------    ----------    ----------
 Total other income (expense)...................       404,600        (4,600)      400,000             -       400,000
                                                   -----------    ----------    ----------    ----------    ----------
Income/(Loss) from continuing
   operations before income taxes...............    (2,526,400)      401,900    (2,124,500)   (1,519,000)   (3,643,500)

Provision/(Benefit)
   from income tax..............................      (811,000)       56,300      (754,700)     (531,600)   (1,286,300)
                                                   -----------    ----------    ----------    ----------     ----------
Income/(loss) from continuing
   operations...................................    (1,715,400)      345,600    (1,369,800)     (987,400)   (2,357,200)

Income from discontinued
   operations, net of taxes.....................     3,117,600             -     3,117,600             -     3,117,600
                                                   -----------    ----------    ----------    ----------    ----------
Net income (loss)...............................     1,402,200       345,600     1,747,800     (987,400)       760,400
                                                   ===========    ==========    ==========    ==========    ==========
BASIC AND DILUTED INCOME
  (LOSS) PER SHARE:
Loss from continuing operations.................   $     (0.26)            -             -             -    $    (0.35)
Income from discontinued
   operations...................................          0.48             -             -             -          0.46
                                                   -----------                                              ----------
Net Income (loss)...............................          0.22             -             -             -          0.11
                                                   ===========                                              ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic and diluted...........................     6,498,204             -             -       150,007     6,648,211
-----------------------------------------------------------------------------------------------------------------------

   1. Reflects the audited consolidated results of operations of IFX Corporation and Subsidiaries for the year ended June 30, 1999, previously presented on the Form 10-K.

   2. Reflects the consolidated results of operations of the Conex Group for the twelve month period ended June 30, 1999 prepared in accordance with accounting principles generally accepted in the United States. Certain amounts have been reclassified to conform to the Company's presentation.

   3. See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2 - Pro Forma Adjustments).

   4. Reflects the results of operations of the Company, on a pro forma basis, assuming (i) the acquisitions of the Conex Group, (ii) the issuance by the Company of 150,007 shares of common stock to the Conex Group shareholders and commission paid to companies that participated in the transaction as if it had been consummated on July 1, 1998.

--------------------------------------------------------------------------------

                       IFX CORPORATION AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999
                                 (US Dollars)


------------------------------------------------------------------------------------------------------------------------------------
                                                                    IFX CORP.   CONEX GROUP     SUBTOTAL   ADJUSTMENTS     TOTAL
                                                                      (1)           (2)                        (3)          (4)
------------------------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
Revenues:
 Dial Up.........................................                $    910,600   $   312,300   $ 1,222,900   $       -   $ 1,222,900
 Dedicated.......................................                     179,400        46,400       225,800           -       225,800
 Web hosting and design services.................                      54,900        42,500        97,400           -        97,400
 Other...........................................                      73,700        33,300       107,000           -       107,000
                                                                 ------------   -----------   -----------   ---------   -----------
  Total revenues.................................                   1,218,600       434,500     1,653,100           -     1,653,100

Cost and expenses:
 Cost of revenues................................                   1,076,600        76,100     1,152,700           -     1,152,700
 General and administrative......................                   4,390,600       259,800     4,650,400           -     4,650,400
 Depreciation and amortization...................                     852,400        23,200       875,600     379,800     1,255,400
                                                                 ------------   -----------   -----------   ---------   -----------
 Total operating expenses........................                   6,319,600       359,100     6,678,700     379,800     7,058,500
                                                                 ------------   -----------   -----------   ---------   -----------
Operating income/(loss) from
   continuing operations.........................                  (5,101,000)       75,400    (5,025,600)   (379,800)   (5,405,400)

Other Income (Expense):
 Interest income / (expense).....................                      85,000        (5,000)       80,000           -        80,000
 Loss on operations
   of equity investee............................                     (22,000)            -       (22,000)          -       (22,000)
 Other...........................................                      30,100         4,200        34,300           -        34,300
                                                                 ------------   -----------   -----------   ---------   -----------
 Total other income (expense)....................                      93,100          (800)       92,300           -        92,300
                                                                 ------------    ----------    ----------   ---------    ----------
Income/(Loss) from continuing
   operations before income taxes................                  (5,007,900)       74,600    (4,933,300)   (379,800)   (5,313,100)

Provision/(Benefit)
    from income tax..............................                    (876,400)        4,800      (871,600)    (66,500)     (938,100)
                                                                 ------------    ----------    ----------   ---------    ----------
Income/(loss) from continuing
   operations....................................                  (4,131,500)       69,800    (4,061,700)   (313,300)   (4,375,000)

Income from discontinued
   operations, net of taxes......................                     442,300             -       442,300           -       442,300
                                                                 ------------    ----------    ----------   ---------    ----------
Net income (loss)................................                  (3,689,200)       69,800    (3,619,400)   (313,300)   (3,932,700)
                                                                 ============    ==========    ==========   =========    ==========
BASIC AND DILUTED INCOME
  (LOSS) PER SHARE:
Loss from continuing operations..................                $      (0.56)            -             -           -    $    (0.58)
Income from discontinued
   operations....................................                        0.06             -             -           -          0.06
                                                                 ------------    ----------    ----------   ---------    ----------
Net Income (loss)................................                $      (0.50)            -             -           -    $    (0.52)
                                                                 ============    ==========    ==========   =========    ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic and diluted............................                   7,423,547             -             -     150,007     7,573,554

------------------------------------------------------------------------------------------------------------------------------------

   1. Reflects the unaudited consolidated results of operations of IFX Corporation and Subsidiaries for the three months ended September 30, 1999, previously presented on the Form 10-Q.

   2. Reflects the unaudited consolidated results of operations of the Conex Group for the three month ended September 30, 1999 prepared in accordance with accounting principles generally accepted in the United States. Certain amounts have been reclassified to conform to the Company's presentation.

   3. See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2 - Pro Forma Adjustments).

   4. Reflects the results of operations of the Company, on a pro forma basis, assuming (i) the acquisitions of the Conex Group, (ii) the issuance by the Company of 150,007 shares of common stock to the Conex Group shareholders and commission paid to companies that participated in the transaction as if it had been consummated on July 1, 1999.

-------------------------------------------------------------------------------

                        IFX CORPORATION AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999
               AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999


NOTE 1 - BASIS OF PRESENTATION

         The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to any potential cost savings and synergies that could result from the acquisitions included therein.

         Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Statements of Operations provide a reasonable basis for presenting all of the significant effects of the acquisitions included therein, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Statements of Operations.


NOTE 2 - PRO FORMA ADJUSTMENTS

         The pro forma adjustments outlined below present separate adjustments related to the acquisition of the Conex Group. The purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over a three year period.

     a. Reflects the increase in amortization resulting from the allocation of the Acquired Customer Base of $4,557,100.

                                       (in U.S. dollars)
                         Year ended                     Three months ended
                        June 30, 1999                   September 30, 1999
                         -------------                  ------------------
         Amortization     $ 1,519,000                         $ 379,800

b. Reflects the adjustment to weighted average shares assuming the issuance of 150,007 shares of common stock for the Conex Group acquisition.

c. Reflects an adjustment to income taxes to reflect the benefit of the additional expense incurred due to the acquired customer base.





NOTE 3 - BASIC AND DILUTED EARNINGS OR LOSS PER SHARE

     Basic and diluted earnings or loss per share are computed using net income or loss available to common shareholders divided by the weighted average number of shares of the Company's common stock that were outstanding during the periods presented and assumes that the issuance of 150,007 shares of common stock for the Conex Group. As all common stock equivalents and contingently issuable shares are antidilutive, basic and diluted loss per share are the same for all periods presented.

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

           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                 IFX Corporation.



               /s/ JOEL EIDELSTEIN
               -------------------------
               Joel Eidelstein
               President


               /s/ JOSE LEIMAN
               -------------------------
               Jose Leiman
               Chief Financial Officer



Date: December 20, 1999

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